                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                       State of Incorporation
                                                                       ----------------------
            Name                                                       Incorporation
-------------------------------------                                  ----------------------

Cellcom Telephone Company, Inc.                                        Delaware
Car-Tel Systems Corp.                                                  New Jersey
Cellcom Cellular Corp.                                                 Delaware
Cellular Dynamics Telephone Company of Connecticut                     Connecticut
Cellular Dynamics Telephone Company of Boston, Inc.                    Delaware
Cellular Dynamics Telephone Company of Los Angeles, Inc.               California
Cellular Dynamics Telephone Company of San Francisco, Inc.             California
Cellular Dynamics Telephone Company of Maryland, Inc.                  Maryland
Cellular Dynamics Telephone Company, Inc.                              Nevada
Racehorse Cell-Fone Corp.                                              Delaware
Cellular Dynamics Telephone Company of San Diego, Inc.                 California
Cellcom Management Company, Inc.                                       Delaware


                                       19